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                                                                   Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59061, 333-04563 and 333-77341) pertaining to the Immunex Corporation 1993 Stock Option Plan as Amended and Restated on February 13, 1997, the Immunex Corporation Profit Sharing 401(k) Plan and Trust, the Immunex Corporation 1999 Stock Option Plan and the Immunex Corporation 1999 Employee Stock Purchase Plan and to the incorporation by reference in the Registration Statement (Form S-4 No. 333-81832) and related Joint Proxy Statement/Prospectus of Amgen Inc. and Immunex Corporation of our report dated January 22, 2002 (except for Note 16 as to which the date is March 8, 2002), with respect to the consolidated financial statements and schedule of Immunex included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP

Seattle, Washington
March 8, 2002